UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 25, 2022 (August 22, 2022)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Introductory Note

This Current Report on Form 8-K (this “Form 8-K”) is being filed in connection with the consummation, on August 22, 2022 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 2, 2022 (as amended, the “Merger Agreement”), by and among Wheeler Real Estate Investment Trust, Inc. (the “Company” or “WHLR”), WHLR Merger Sub Inc., a wholly owned subsidiary of WHLR (“Merger Sub I”), WHLR OP Merger Sub LLC, a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), Cedar Realty Trust, Inc. (“Cedar”), and Cedar Realty Trust Partnership, L.P., the operating partnership of Cedar (“Cedar OP”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub II merged with and into Cedar OP, with Cedar OP being the surviving limited partnership resulting from such merger, and immediately following such merger, Merger Sub I merged with and into Cedar, with Cedar being the surviving company resulting from such merger (together, the “Mergers”). The following events took place in connection with the consummation of the Mergers.

Item 1.01 Entry into a Material Definitive Agreement.

Guaranty

In connection with the consummation of the Mergers,  on August 22, 2022, the Company has entered into a Guaranty (the “Guaranty”) of the obligations of Cedar OP (the “Borrower”) under a Loan Agreement (the “Cedar Loan Agreement”) by and between the Borrower, KeyBanc Capital Markets, as Lead Arranger and Bookrunner, and KeyBank National Association, as administrative agent (in such capacity, the “Agent”) and as lender (in such capacity, the “Lender”), and under the other loan documents executed in connection with the Cedar Loan Agreement (together with the Cedar Loan Agreement, the “Loan Documents”).

In addition to the Company, the obligations of the Borrower under the Cedar Loan Agreement and the other Loan Documents are also guaranteed by Cedar and certain subsidiaries of the Borrower (the “Subsidiary Guarantors”).

Pursuant to the Guaranty, the Agent has agreed that upon the occurrence of an Event of Default, the Agent shall use reasonable efforts to pursue its rights and remedies against the Borrower, Cedar, the Subsidiary Guarantors (Cedar and the Subsidiary Guarantors collectively, the “Other Guarantors”) and/or the collateral securing the Loan (the “Collateral”) prior to exercising its rights and remedies under the Guaranty against the Company, unless (i) there is any bankruptcy or similar filing by any of the Borrower, the Company or the Other Guarantors, (ii) any of the Borrower, the Company or any Other Guarantor shall bring any other legal action which seeks to prevent or interfere with the exercise of the rights and remedies under the Loan Documents by the Agent, or (iii) any action or claim is filed by any third party that challenges the validity or enforceability of the Loan Documents or the liens and rights and remedies of the Agent thereunder with respect to the Borrower, the Other Guarantors and/or the Collateral.

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Environmental Compliance and Indemnity Agreement

In connection with the Cedar Loan Agreement, the Company has also entered into an Environmental Compliance and Indemnity Agreement (the “Environmental Indemnity Agreement”) pursuant to which the Company, the Borrower, the Subsidiary Guarantors and Cedar (the Borrower, the Subsidiary Guarantors and Cedar collectively, the “Other Indemnitors”) assumed certain indemnification and other obligations with respect to environmental matters relating to the properties owned by the Subsidiary Guarantors.

Pursuant to an Environmental Indemnity Agreement, the Agent has agreed that upon the occurrence of an Event of Default, Agent shall use reasonable efforts to pursue its rights and remedies against the Other Indemnitors and/or the Collateral prior to exercising its rights and remedies under the Environmental Indemnity Agreement against the Company unless (i) there is any bankruptcy or similar filing by any of the Other Indemnitors, (ii) any of the Other Indemnitors shall bring any other legal action which seeks to prevent or interfere with the exercise of the rights and remedies under the Loan Documents by the Agent, or (iii) any action or claim is filed by any third party that challenges the validity or enforceability of the Loan Documents or the liens and rights and remedies of the Agent thereunder with respect to the Other Indemnitors and/or the Collateral.

The foregoing description of the Environmental Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Cedar Loan Agreement

Under the Cedar Loan Agreement, the Lender has made a loan to the Borrower in the principal amount of $130 million (the “Loan”), with a scheduled maturity date of August 22, 2023 (such date, or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise, the “Maturity Date”).

The outstanding principal balance of the Loan bears interest at the Applicable Margin plus, at the Borrowers’ election, either (a) the Daily Simple SOFR rate plus 0.10%, (b) the Term SOFR rate plus 0.10% (the “Adjusted Term SOFR Rate”), or (c) the highest of (i) the rate of interest publicly announced by the Agent as its prime rate from time to time, (ii) the federal funds effective rate from time to time plus 0.50% per annum, and (iii) the 1-month Adjusted Term SOFR plus 1.00 per annum (the “Base Rate”). The Applicable Margin is (i) for the period through and including February 22, 2023, 1.50% for Base Rate Loans and 2.50% for SOFR Loans, and (ii) from and after February 23, 2023, 3.00% for Base Rate Loans and 4.00% for SOFR Loans. Interest on the principal balance of the Loan will accrue from and after the date of the Cedar Loan Agreement until the obligations under the Loan Documents are paid in full. The Borrower may prepay and terminate the Loan without penalty, subject to certain restrictions and costs specified in the Cedar Loan Agreement.

Commencing on August 31, 2022 and continuing thereafter, the Borrower will pay interest in arrears on (i) if the Loan is accruing interest at the Base Rate or the Daily Simple SOFR rate, the last day of each calendar month, and (ii) if the Loan is accruing interest at the Term SOFR rate, the last day of each calendar month and the last day of each applicable interest period. The unpaid principal balance is due on the Maturity Date.

There is no material relationship between the Company and its affiliates and the Lender and its affiliates.

The foregoing description of the Cedar Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated into this Item 2.01 by reference.

On August 22, 2022, the Company, Merger Sub I, Merger Sub II, Cedar and Cedar OP completed the Mergers pursuant to the terms of the Merger Agreement. At the effective time of the Mergers, each outstanding share of common stock of Cedar and outstanding common unit of Cedar OP held by persons other than Cedar immediately prior to the Mergers was cancelled and converted into the right to receive a cash payment of $9.48 per share or unit. The aggregate merger consideration paid to the common shareholders and common unitholders of Cedar was $130 million, which was funded with the proceeds of the Loan.

As a result of the Mergers, WHLR has acquired all of the outstanding shares of Cedar’s common stock, which will no longer be publicly traded on the New York Stock Exchange (“NYSE”), and Cedar became a “wholly-owned subsidiary” of WHLR (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934). Cedar’s outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock remain outstanding and will continue to trade on the NYSE. WHLR’s common stock, Series B Convertible Preferred Stock, Series D Cumulative Convertible Preferred Stock and 7.00% Senior Subordinated Convertible Notes due 2031 also remain outstanding and will continue to trade on Nasdaq.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and which is incorporated herein by reference, the First Amendment to Merger Agreement, a copy of which was filed as Exhibit 2.2 to Form 10-Q filed by the Company with the SEC on May 11, 2022, and which is incorporated herein by reference, and the Second Amendment to Merger Agreement, a copy of which is filed as Exhibit 2.3 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

As permitted by Item 9.01(a)(3) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of March 2, 2022, by and among Wheeler Real Estate Investment Trust, Inc., WHLR Merger Sub Inc., WHLR OP Merger Sub LLC, Cedar Realty Trust, Inc., and Cedar Realty Trust Partnership, L.P. (Filed as an exhibit to Form 8-K, filed on March 7, 2022).
2.2	First Amendment to Merger Agreement, dated as of April 19, 2022, by and among Wheeler Real Estate Investment Trust, Inc., WHLR Merger Sub Inc., WHLR OP Merger Sub LLC, Cedar Realty Trust, Inc., and Cedar Realty Trust Partnership, L.P. (Filed as an exhibit to Form 10-Q, filed on May 11, 2022).
2.3	Second Amendment to Merger Agreement, entered into as of August 9, 2022 by and among Wheeler Real Estate Investment Trust, Inc., WHLR Merger Sub Inc., WHLR OP Merger Sub LLC, Cedar Realty Trust, Inc. and Cedar Realty Trust Partnership, L.P.
10.1	Guaranty, dated August 22,2022, made by Wheeler Real Estate Investment Trust, Inc.
10.2	Environmental Compliance and Indemnity Agreement, dated as of August 22, 2022, made by Wheeler Real Estate Investment Trust, Inc., Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P., and certain subsidiaries of Cedar Realty Trust Partnership, L.P. *
10.3	Loan Agreement, dated as of August 22, 2022, by and between Cedar Realty Trust Partnership, L.P. as Borrower, KeyBank National Association as Administrative Agent, KeyBanc Capital Markets as Lead Arranger and Bookrunner, and the Lenders party thereto. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted exhibit to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2022

Wheeler Real Estate Investment Trust, Inc.

	By:	/s/ M. Andrew Franklin
		Name:	M. Andrew Franklin
		Title:	Chief Executive Officer and President

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